EXHIBIT 4.5


              TRIBUNE COMPANY DEFINED CONTRIBUTION RETIREMENT PLAN
              ----------------------------------------------------

              (As Amended and Restated Effective as of July 1, 1994



                                Table of Contents

                                                                            Page

BACKGROUND.....................................................................1

SECTION 1......................................................................2
  Definitions and Construction.................................................2
          1.1   Definitions....................................................2
          1.2   Construction..................................................14
          l.3   Plan Supplements..............................................15

SECTION 2.....................................................................16
  Eligibility.................................................................16
          2.1   Conditions of Eligibility.....................................16
          2.2   Reemployment..................................................16
          2.3   Loss of Eligibility with Continued Employment.................17

SECTION 3.....................................................................18
  Contributions...............................................................18
          3.1   Employer Contributions........................................18
          3.2   Salary Reduction Amounts......................................20
          3.3   Limitations Applicable to Highly Compensated Employees........21
          3.4   Limitations on Employer Contributions.........................27
          3.5   Form of Employer Contributions................................27
          3.6   Payment of Employer Contributions.............................27
          3.7   Nonreversion..................................................27

SECTION 4.....................................................................29
  Loans and Withdrawals.......................................................29
          4.1   Loans.........................................................29
          4.2   Accounting for Loans..........................................29
          4.3   Hardship Withdrawals..........................................29
          4.4   Withdrawals Due to Disability or After Age 59-1/2.............31


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SECTION 5.....................................................................32
  Investment Funds............................................................32
          5.1   Investment Funds..............................................32
          5.2   Investment Elections..........................................32
          5.3   Investments in Collectibles...................................33

SECTION 6.....................................................................34
  Allocation of Employer Contributions and Adjustment of Participants'
                Accounts......................................................34
          6.1   Participants' Accounts........................................34
          6.2   Certain Employer Contributions Deemed Made on Last Day of
                Valuation Period..............................................34
          6.3   Adjustment of Participants' Accounts..........................34
          6.4   Receipt of Rollover Contributions.............................37
          6.5   Statement of Accounts.........................................37


SECTION 7.....................................................................39
  Benefits....................................................................39
          7.1   Settlement Date...............................................39
          7.2   Retirement or Disability Termination..........................39
          7.3   Death.........................................................39
          7.4   Resignation or Dismissal......................................40
          7.5   Forfeitures...................................................41
          7.6   Payment of Benefits...........................................42
          7.7   Amount Available for Distribution.............................42
          7.8   Form of Distribution..........................................43
          7.9   Commencement of Benefit Payments..............................43
          7.10  Facility of Payment...........................................44
          7.11  Direct Rollover of Eligible Rollover Distributions............45

SECTION 8.....................................................................47
  Administrative Committee....................................................47
          8.1   Appointment of Administrative Committee.......................47
          8.2   Powers and Duties.............................................47

SECTION 9.....................................................................49
  Investment Committee........................................................49
          9.1   Appointment of Investment Committee...........................49
          9.2   Powers and Duties.............................................49

                                      -ii-

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SECTION 10....................................................................50
  Committee Procedures........................................................50
          10.1  Quorum........................................................50
          10.2  Procedures....................................................50

SECTION 11....................................................................51
  Limitations and Liabilities.................................................51
          11.1  Limitations on Additions to Participants' Accounts............51
          11.2  Nonguarantee of Employment....................................53
          11.3  Nonalienation of Benefits.....................................53
          11.4  Limitation of Liability.......................................54
          11.5  Indemnification...............................................54

SECTION 12....................................................................55
  Related Companies...........................................................55
          12.1  Adoption of Plan..............................................55
          12.2  Sale of an Employer, Division, or Business Unit...............55
          12.3  Withdrawal of a Participating Employer........................56
          12.4  Merger, Consolidation, or Transfer of Assets..................57

SECTION 13....................................................................58
  Amendment and Termination...................................................58
          13.1  Amendments....................................................58
          13.2  Termination; Discontinuance of Contributions..................59

SECTION 14....................................................................60
  Top Heavy Rules.............................................................60
          14.1  Topheaviness..................................................60
          14.2  Aggregation of Plans..........................................60
          14.3  Super Topheaviness............................................61
          14.4  Minimum Contributions.........................................61
          14.5  Special Limitations...........................................61
          14.6  Special Topheaviness Rules....................................62

SECTION 15....................................................................64
         Miscellaneous Provisions.............................................64
          15.1  ERISA.........................................................64
          15.2  Delegation of Authority by an Employer........................64
          15.3  Applicable Law................................................65
          15.4  Legal Actions.................................................65


                                     -iii-

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CONTRIBUTION SCHEDULE NO. 1...................................................66

SUPPLEMENT A
       Coverage of Employees of Chicago Tribune Company Employed as Electricians

SUPPLEMENT B
       Coverage of Eligible Employees of WLVI, Inc.





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              TRIBUNE COMPANY DEFINED CONTRIBUTION RETIREMENT PLAN

             (As Amended and Restated Effective as of July 1, 1994)



                                   BACKGROUND

                  Effective as of January 1, 1986, Chicago Tribune Company, a wholly owned subsidiary of Tribune Company, established this plan for the benefit of its eligible employees. Effective as of July 1, 1994, sponsorship of this plan was assumed by Tribune Company, and the name of the plan was changed to the Tribune Company Defined Contribution Retirement Plan. Tribune Company maintains this plan in order to provide eligible employees of Tribune Company and its subsidiaries with an incentive to save for their retirement and provide for their future security. It is intended that this plan shall be a profit sharing plan that is "qualified" within the meaning of Section 401(a), containing a "qualified cash or deferred arrangement" within the meaning of
Section 401(k), of the Internal Revenue Code, and shall be administered and interpreted to accomplish this intent.



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                                    SECTION 1

                          Definitions and Construction


1.1      Definitions

                  Where the following words and phrases appear in this Plan they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

                  (a)      Administrative Committee:  The committee of persons
                           ------------------------
                           appointed by the Board of Directors of the Company to administer the Plan, which, as of the Restatement Effective Date, was known as the Tribune Company Employee Benefits Administrative Committee.

                  (b)      Beneficiary:  A person or persons (including a
                           -----------
                           trustee or trustees) designated by a Participant or a Former Participant in a written instrument filed with the Administrative Committee to receive any death benefit which shall be payable under the Plan; provided, that in the case of a Participant or a
                           --------
                           Former Participant who is legally married on the date of his death, the Participant's or Former Participant's Beneficiary shall be his spouse unless such spouse validly consents in writing to a different Beneficiary designation. The designation of the Beneficiary (or form of payment) cannot be changed without the spouse's consent unless the consent expressly permits designations by the Participant or Former Participant without any further consent of the spouse. The spouse's consent must acknowledge the effect of the designation and be witnessed by a representative of the Plan or a notary public.

                  (c)      Break in Service: An Employee shall incur a one-year
                           ----------------
                           Break in Service if he completes fewer than 501 Hours of Service during a Computation Period in which his employment terminates, or during any subsequent Computation Period beginning prior to the date on which he is reemployed by an Employer or Related Company.

                  (d)      Company:  Tribune Company, a Delaware corporation,
                           -------
                           or its successor or successors.

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                  (e)      Compensation:  The base salary, wages and commissions
                           ------------
                           paid to a Covered Employee by his Employer for personal services, excluding bonuses, overtime pay, shift differential amounts, deferred compensation, and special allowances (such as amounts paid to a Participant during an authorized leave of absence, moving expenses, car expenses, tuition reimbursement, meal allowances, the cost of excess group life insurance includible in taxable income, and similar items). Compensation shall be determined prior to reduction for any contributions made on behalf of the Participant to this Plan or to any plan which is qualified under Section 125 of the Internal Revenue Code. Notwithstanding the foregoing provisions of this paragraph, for any period during which a Covered Employee is a Highly Compensated Employee (as defined in Section 3.3(b) below) and is simultaneously employed as a Covered Employee by two or more Employers, his Compensation for that period from all Employers except the Employer from whom he received the greatest amount of Compensation for that period shall be disregarded in determining his Compensation for purposes of this Plan. Subject to the above limitations, a Covered Employee's Compensation taken into account for any Plan Year shall be limited to $150,000 or such greater amount as may be determined by the Commissioner of Internal Revenue for that year under Section 401(a)(17) of the Internal Revenue
                           Code. In determining a Participant's compensation for purposes of the immediately preceding sentence, the family aggregation rules of Section 414(q)(6) of the Internal Revenue Code will apply, except that in applying such rules, the term "family" will include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 years before the close of the Plan Year.

                  (f)      Computation Period:  For purposes of determining an
                           ------------------
                           Employee's eligibility to participate in the Plan, his Computation Period shall be the 12 consecutive month period commencing on the date on which he is first employed by an Employer or any Related Company (his "date of hire") and, if he does not complete at least 1,000 Hours of Service during that initial period, then his

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                           Computation Period shall be each Plan Year beginning
                           after his date of hire. For purposes of determining an Employee's or Participant's Breaks in Service or his nonforfeitable (i.e., vested) right to all or any portion of his Part B or Part C Accounts, his Computation Period shall be the Plan Year.

                  (g)      Contributing Employer:  An Employer designated as a
                           ---------------------
                           Contributing Employer in a resolution of its Board of Directors to which the Administrative Committee has given its written consent in accordance with Section 12.1.

                  (h)      Contribution Schedule: The schedule or schedules
                           ---------------------
                           adopted by each Contributing Employer in accordance with Section 12.1 below, setting forth the bases for determining that Contributing Employer's Matching and/or Basic Contributions on behalf of its Covered Employees for purposes of Section 3.1 of the Plan.

                  (i)      Covered Employee:  An Eligible Employee who has
                           ----------------
                           satisfied the requirements for participation in the Plan contained in Section 2.1.

                  (j)      Disabled; Disability: A Participant's total and
                           --------------------
                           permanent inability to engage in any substantial gainful activity by reason of any physical or mental condition which entitles the Participant to Disability Insurance Benefits under the Social Security Act.

                  (k)      Effective Date:  The Plan was originally established
                           --------------
                           effective as of January 1, 1986. References herein to the "Effective Date" mean, with respect to a particular Employer, the later of January 1, 1986 or the date as of which that Employer adopts the Plan.

                  (l)      Eligible Employee:  Any Employee employed by an
                           -----------------
                           Employer; provided, that an Employee shall not be an Eligible Employee

                           (i)      if he is a Leased Employee;

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                           (ii)     to the extent that he is covered by a
                                    collective bargaining agreement to which an Employer is a party and during the negotiation of which retirement benefits were the subject of good faith bargaining, and which does not require his participation in the Plan;

                           (iii) to the extent that his terms and conditions of employment are governed by an employment agreement that precludes his participation in the Plan;

                           (iv) to the extent that any services which he performs for an Employer are performed as an employee of a personal service corporation, professional corporation or similar intervening corporate entity, regardless of whether the validity of that corporate entity is subsequently nullified by the Internal Revenue Service or any court; or

                           (v) to the extent that the provisions of any applicable Supplement preclude his participation.

                  (m)      Employee:  Any common law employee of an Employer or
                           --------
                           of any Related Company, and any Leased Employee.

                  (n)      Employer:  The Company and any Related Company which
                           --------
                           adopts the Plan with the consent of the
                           Administrative Committee, as provided in Section
                           12.1.

                  (o)      ERISA: The Employee Retirement Income Security Act of
                           -----
                           1974, as from time to time amended, and as construed and interpreted by valid regulations or rulings issued thereunder.

                  (p)      Forfeitures: The term "Forfeiture" as used in the
                           -----------
                           Plan shall mean the amount (if any) by which a Participant's Part B or Part C Account is reduced under Section 7.5, or a Forfeiture arising under
                           Section 7.9(c) below.

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                  (q)      Former Participant:  A Participant who is no longer
                           ------------------
                           an Eligible Employee, but who has a vested account balance under the Plan which has not been paid in full.

                  (r)      Hours of Service:
                           ----------------

                           (i) An Employee who is not exempt from minimum wage and overtime requirements under Section 13(a)(1) of the Fair Labor Standards Act of 1938, as amended, shall be credited with one Hour of Service for:

                                    (A)     each hour for which he is directly
                                            or indirectly paid or entitled to
                                            payment by an Employer or a Related
                                            Company for the performance of
                                            duties. These hours shall be
                                            credited to the Employee for the
                                            Computation Period in which such
                                            duties are performed;

                                    (B)     each hour for which he is directly
                                            or indirectly paid or entitled to
                                            payment by an Employer or a Related
                                            Company for a period during which
                                            no duties are performed; provided,
                                                                     --------
                                            that no Hours of Service shall be
                                            credited for any payment, or
                                            entitlement thereto, which is made
                                            or due under a plan maintained
                                            solely to comply with applicable
                                            unemployment compensation laws or
                                            which solely reimburses an Employee
                                            for medical or medically related
                                            expenses incurred by the Employee;
                                            provided further, that not more
                                            ----------------
                                            than 501 Hours of Service shall be
                                            credited for any single
                                            continuous period during which no
                                            duties are performed. These hours
                                            shall be credited to the appropriate
                                            Computation Period or Periods as
                                            determined under Labor Regulations
                                            Section 2530.200b-2(c)(2) and shall
                                            be computed according to Labor
                                            Regulations Section 2530.200b-2(b),
                                            except that such hours shall, in the
                                            case of an Employee without a
                                            regular work schedule, be computed
                                            on the basis of a 40 hour workweek;

                                    (C)     each hour, other than an hour
                                            credited under subparagraphs (A) or
                                            (B) above, which would have been
                                            credited to an Employee, but for the
                                            fact that the Employee was absent
                                            from work:  (1) by reason of the
                                            pregnancy of such Employee; (2) by
                                            reason of the birth of a child of
                                            such Employee; (3) by reason of the
                                            placement of a child with such
                                            Employee in connection with the
                                            adoption of such child by the
                                            Employee; or (4) for the purpose of
                                            caring for such child for a period
                                            immediately following such birth or
                                            placement.  Such hours shall be
                                            credited solely for the purpose of
                                            determining whether an Employee has
                                            incurred a Break in Service, not
                                            more than 501 Hours of Service shall
                                            be credited by reason of any single
                                            pregnancy or placement and, in

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                                            the case of an Employee without a
                                            regular work schedule, such hours
                                            shall be computed on the basis of an
                                            eight hour workday.  These hours
                                            shall be treated as Hours of Service
                                            in the Computation Period in which
                                            the absence from work begins if the
                                            Employee would otherwise have
                                            incurred a Break in Service in such
                                            Computation Period solely because of
                                            such absence; otherwise, in the
                                            immediately following Computation
                                            Period. Notwithstanding the
                                            foregoing, no Hours of Service shall
                                            be credited under this subparagraph
                                            unless the period of absence
                                            began for one of the reasons
                                            specified above and the Employee
                                            provides to the Administrative
                                            Committee such timely information as
                                            the Administrative Committee may
                                            reasonably require to establish that
                                            the absence was for one of such
                                            reasons and the number of days for
                                            which there was such an absence;

                                    (D)     each hour, other than an hour
                                            credited under subparagraphs (A)
                                            through (C) above (and not in excess
                                            of 40 hours per week) uring which an
                                            Employee's employment with an
                                            Employer or a Related Company is
                                            interrupted by a period of active
                                            service in the armed forces of the
                                            United States which is

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                                            covered by the Vietnam Era Veterans'
                                            Readjustment Assistance Act of 1974;
                                            provided, such Employee returns to
                                            --------
                                            active employment with an Employer
                                            or a Related Company prior to the
                                            expiration of the period during
                                            which his reemployment rights are
                                            guaranteed under such Act; and

                                    (E)     each hour for which back pay,
                                            irrespective of mitigation of
                                            damages, has been either awarded or
                                            agreed to by an Employer or a
                                            Related Company, other than an hour
                                            credited to an Employee under
                                            subparagraphs (A) through (D) above.
                                            These hours shall be credited to the
                                            Employee for the Computation Period
                                            to which the award or agreement
                                            pertains rather than to the
                                            Computation Period in which the
                                            award, agreement, or payment was
                                            made.

                           (ii) Except to the extent otherwise specifically provided in subparagraphs (B) through (D) above, an Employee who is exempt from minimum wage and overtime requirements under
                                    Section 13(a)(1) of the Fair Labor Standards
                                    Act of 1938, as amended, shall be credited with 45 Hours of Service for each calendar week during which he would otherwise have been credited with one Hour of Service under subparagraph (i) above.

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                  (s)      Internal Revenue Code:  The Internal Revenue Code of
                           ---------------------
                           1986, as from time to time amended, and as construed and interpreted by valid regulations or rulings issued thereunder.

                  (t)      Investment Committee: The committee of persons
                           --------------------
                           appointed by the Board of Directors of the Company to establish and administer an investment policy for the Plan, which, as of the Restatement Effective Date, was known as the Tribune Company Employee Benefits Investment Committee.

                  (u)      Key Employee:  An Employee who, at any time during
                           ------------
                           the current Plan Year or any of the four immediately preceding Plan Years, is:

                           (i) an officer of an Employer or of any Related Company and whose annual Total Compensation exceeds 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code for any such Plan Year; or

                           (ii) one of the 10 employees who is an owner (or is considered an owner under Section 318 of the Internal Revenue Code) of one of the largest interests in his Employer and all Related Companies, and whose annual Total Compensation exceeds the dollar limitation in effect under Section 415(c)(1)(A) of the Internal Revenue Code for any such Plan Year; or

                           (iii) a 5% owner of an Employer or a Related Company; or

                           (iv) a 1% owner of an Employer or a Related Company whose annual Total Compensation exceeds $150,000.

                           For the purposes of subparagraph (i), not more than 50 Employees (or, if fewer, the greater of three Employees or 10% of the total number of Employees) shall be treated as officers. For the purposes of subparagraph (ii), if two Employees have the same interest in an Employer and all Related Companies, the Employee having the greater annual compensation from the Employer and all Related Companies shall be treated as having the larger interest.

                  (v)      Leased Employee:  Any person who is not otherwise an
                           ---------------
                           Employee and who, pursuant to an agreement between an Employer and any other person (the "leasing organization"), has performed services for the Employer, or for the Employer and related persons (determined in accordance with Section 414(n)(6) of the Internal Revenue Code), on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient; provided, that a person shall not be treated as a
                           --------
                           Leased Employee for any Plan Year if: (i) during such Plan Year, such person is covered by a money purchase pension plan maintained by the leasing organization which provides for immediate participation, full and immediate vesting, and a nonintegrated employer contribution rate of at least 10 percent of such Employee's compensation (as defined in Section 414(n) of the Internal Revenue
                           Code), and (ii) leased employees (determined without regard to this proviso) do not constitute more than 20 percent of the Employer's nonhighly compensated workforce (as defined in Section 414(n) of the Internal Revenue Code).

                  (w)      Normal Retirement Date:  A Participant's 65th
                           ----------------------
                           birthday.

                  (x)      Part A Account:  The account balance maintained for a
                           --------------
                           Participant to record his Employer's contributions attributable to his "Salary Reduction Amounts," and adjustments thereto.

                  (y)      Part B Account:  The account maintained for a
                           --------------
                           Participant to record his share of his Employer's "Matching Contributions," and adjustments thereto.

                  (z)      Part C Account:  The account maintained for a
                           --------------
                           Participant to record his share of his Employer's "Basic Contributions," and adjustments thereto.

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                  (aa)     Participant:  A Covered Employee who has become a
                           -----------
                           Participant in accordance with the provisions of
                           Section 2.1.

                  (bb)     Plan: The Tribune Company Defined Contribution
                           ----
                           Retirement Plan (known prior to the Restatement Effective Date as the Chicago Tribune Tax Deferred Investment Plan for Electricians), as amended and restated effective as of July 1, 1994 as set forth herein, and as amended from time to time thereafter.

                  (cc)     Plan Year:  A calendar year.
                           ---------

                  (dd)     Related Company:  Any corporation or business
                           ---------------
                           organization which is a member of a controlled group of corporations which includes any Employer (as determined under Section 414(b) of the Internal Revenue Code); any corporation or business organization which is under common control with any Employer (as determined under Section 414(c) of the Internal Revenue Code); and any corporation or business organization that is a member of an "affiliated service group" that includes any Employer (as determined under Section 414(m) of the Internal Revenue Code). For the purpose of applying the limitations set forth in Section 11.1, Sections 414(b) and 414(c) of the Internal Revenue Code shall be applied as modified by Section 415(h) thereof.

                  (ee)     Restatement Effective Date:  July 1, 1994.
                           --------------------------

                  (ff)     Service:  An Employee shall be credited with one year
                           -------
                           of Service for each Computation Period during which he completes 1000 or more Hours of Service. In addition, if a person who is employed by a corporation or business organization which is acquired, in whole or in part, by an Employer or a Related Company becomes an Employee as a result of such acquisition, his period or periods of employment with the acquired corporation or business organization prior to the acquisition shall be counted as Service to the extent provided by resolution of the Administrative Committee, but in any event to the extent required by ERISA or the Internal Revenue Code.

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                  (gg)     Total Compensation. The earned income, wages,
                           ------------------
                           salaries, fees for professional services, and other amounts received by a Participant for personal services actually rendered in the course of his employment with an Employer or a Related Company (including, but not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, and bonuses), but excluding the following:

                           (i) employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, employer contributions to a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a deferred compensation plan;

                           (ii) amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (iii) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option;

                           (iv) any other amounts which received special tax benefits, or contributions made by the Participant (whether or not pursuant to a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not such amounts are actually excludible from the Participant's gross income); and

                           (v)      any amounts required to be excluded under
                                    Section 415 of the Internal Revenue Code and the regulations thereunder.

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                  (hh)     Trustee:  The qualified corporation or national or
                           -------
                           state-chartered banking association appointed by the Investment Committee to administer the Trust Fund pursuant to the terms of the agreement or agreements (the "Trust Agreement") between the Trustee and the Investment Committee (to which the Company may also be a party if requested by the proposed Trustee), which Trust Agreement shall implement and form a part of the Plan. The Trustee shall serve at the pleasure of the Investment Committee and shall have such rights, powers and duties as shall be set forth in the Trust Agreement. The Investment Committee shall be acting on behalf of the Company as plan sponsor, in carrying out its responsibilities described in this subparagraph.

                  (ii)     Trust Fund:  The fund or funds established to receive
                           ----------
                           and invest contributions made under the Plan and from which benefits are paid.

                  (jj)     Valuation Date:  The last day of each calendar
                           --------------
                           quarter and such other date that may be designated as a Valuation Date by the Administrative Committee.

                  (kk)     Valuation Period:  The period beginning on the day
                           ----------------
                           after a Valuation Date and ending on the next succeeding Valuation Date.


1.2      Construction

                  Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of this Plan are inserted for convenience of reference, are not a part of this Plan, and are not to be considered in the construction hereof. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision or section.

l.3      Plan Supplements

                  The provisions of the Plan may be modified by Supplements to the Plan. The terms and provisions of each Supplement are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement.

                                    SECTION 2

                                   Eligibility


2.1      Conditions of Eligibility

                  Subject to the conditions and limitations of the Plan, each Eligible Employee of an Employer who was a Participant in the Plan as of the Restatement Effective Date will continue as a Participant on and after that date. Each other Eligible Employee shall become a Covered Employee on the first "applicable date" (as defined below) coincident with or next following the latest to occur of (a) the date on which he completes one Year of Service; (b) the date on which he attains age 21; and (c) the date on which he becomes an Eligible Employee. An Eligible Employee's "applicable date" hereunder is the later to occur of the Restatement Effective Date or his Employer's Effective Date, or (i) any subsequent January 1st or July 1st, with respect to eligibility for Salary Reduction Amounts and Matching Contributions under Sections 3.1(a) and (b) below, and (ii) the first day of any subsequent calendar quarter, with respect to Basic Contributions under Section 3.1(c) below. A Covered Employee will become a Participant in the Plan as of the first date on which an Employer contribution has been made to the Plan on his behalf.


2.2      Reemployment

                  (a) If a Covered Employee incurs a one-year Break in Service and is thereafter reemployed by an Employer as an Eligible Employee, he shall become a Covered Employee as of the date of his reemployment as an Eligible Employee. Any such Covered Employee shall be eligible to participate in his Employer's contributions to the Plan on the first day of the calendar quarter next following the date on which he again becomes a Covered Employee. If an Employee who was not a Covered Employee incurs a one-year Break in Service and is thereafter reemployed by an Employer as an Eligible Employee, he shall become a Covered Employee on the later of the date on which he is reemployed or the date on which he meets the requirements set forth in Section 2.1.

                  (b) A reemployed Employee who had no vested interest in the Plan prior to his Break in Service shall not receive credit for any years of Service completed prior to a Break in Service if such Employee incurred at least five consecutive one-year

                           Breaks in Service and the number of such Employee's consecutive one-year Breaks in Service equals or exceeds the number of years of Service credited to him prior to his Break in Service, without regard to any years of Service forfeited as a result of a prior Break in Service.

                  (c) Each Employer shall notify the Administrative Committee of the reemployment of any Former Participant within 10 days following the date thereof. Upon receipt of such notice of reemployment, the Administrative Committee shall notify the Trustee to suspend distributions to such Former Participant until further notice, and any remaining balances held with respect to such reemployed Former Participant shall not be distributed until they again become distributable pursuant to the provisions of the Plan.


2.3      Loss of Eligibility with Continued Employment

                  The account balances of a Participant who ceases to be an Eligible Employee, but who continues in the active employ of an Employer or a Related Company, shall be held in trust until they become distributable pursuant to Section 4 or on account of such Participant's ceasing to be employed by any Employer or Related Company. If such Participant shall again become an Eligible Employee he shall become a Covered Employee on the date on which he regained his eligibility, and shall be eligible to participate in his Employer's contributions to the Plan on the first day of the calendar quarter next following the date on which he again becomes a Covered Employee.

                                    SECTION 3

                                  Contributions


3.1      Employer Contributions

                  Subject to the limitations set forth in this Section 3 and in
Section 11.1:

                  (a)      Employer Contribution of Salary Reduction Amounts.
                           -------------------------------------------------
                           Each Employer shall contribute to the Plan, on behalf of each Covered Employee employed by such Employer, an amount equal to the "Salary Reduction Amount" (as defined in Section 3.2) elected by the Covered Employee for each Plan Year, with respect to that Covered Employee's Compensation from that Employer paid during that Plan Year. Employer contributions of Covered Employees' Salary Reduction Amounts under this paragraph (a) shall be made on a monthly basis in accordance with Section 3.6 below.

                  (b)      Matching Contributions.  Each Contributing Employer
                           ----------------------
                           shall also contribute to the Plan for each calendar month beginning on or after the Restatement
                           Effective Date, on behalf of each Covered Employee of that Contributing Employer, a "Matching Contribution" equal to the "Scheduled Matching Percentage" of the "Matched Salary Reduction Amount" elected by that Covered Employee which was actually contributed to the Plan by that Contributing Employer for the months occurring in that calendar month. The "Scheduled Matching Percentage" and "Matched Salary Reduction Amount" applicable to Covered Employees of a particular Contributing Employer are set forth in the Contribution Schedule that covers that Contributing Employer.

                           (i) The amount of any Forfeitures attributable to an Employer's Matching Contributions that arise from Participants' Part B Accounts during a calendar quarter shall be applied to reduce (i.e., to form a part of) that Employer's Matching Contribution under this

                                    Section 3.1 for the first calendar month occurring within the following calendar quarter and, if necessary, for subsequent consecutive calendar months, to the extent provided under section 7.5; and that Contributing Employer's Matching
                                    Contribution for said calendar month, and any subsequent calendar month, as so reduced (and as further reduced pursuant to subparagraph (ii) below if applicable), will be the actual amount paid to the Trustee by that Contributing Employer as a Matching Contribution for that month.

                           (ii) If all or any portion of the Matched Salary Reduction Amount contributed by a Contributing Employer on behalf of a Covered Employee for any Plan Year must be returned to the Covered Employee because it is treated as an excess contribution within the meaning of Treasury Regulations Sections 1.401(k)-1(f)(2) and (g)(7) or as an excess deferral within the meaning of Treasury
                                    Regulations Section 1.401(g)-1(e)(1)(iii), then the amount of any Matching
                                    Contribution by that Contributing Employer which has already been contributed to the Trustee and which is attributable to the returned portion of said Matched Salary Reduction Amount shall not be credited to the Participant's Part B Account but instead shall be applied to reduce the Contributing Employer's Matching Contribution for that Plan Year or the following Plan Year.

                  (c)      Basic Contributions.  Each Contributing Employer
                           -------------------
                           shall also contribute to the Plan for each calendar quarter beginning on or after the Restatement Effective Date, on behalf of each Covered Employee of that Contributing Employer, an amount determined in accordance with the Contribution Schedule that covers that Contributing Employer. The amount of any Forfeitures attributable to an Employer's Basic Contributions that arise from Participants' Part C Accounts during a calendar quarter shall be applied to reduce (i.e., to form a part of) that Employer's Basic Contribution under this Section 3.1 for the following calendar quarter and, if necessary, for additional consecutive calendar quarters to the extent provided under
                           Section 7.5; and that Employer's Basic Contribution for said following calendar quarter and any subsequent quarter, as so reduced, will be the actual amount paid to the Trustee as a Basic Contribution for that quarter.


3.2      Salary Reduction Amounts

                  For each Plan Year, each Covered Employee may elect, in such manner as the Administrative Committee may determine, to have an amount which is not more than the lesser of 15% of the Covered Employee's Compensation paid during that Plan Year, or $9,240 (as adjusted for cost-of-living increases under Internal Revenue Code Section 402(g)(5)), contributed by his Employer on a before-

tax basis. The amount so elected and contributed (the "Salary Reduction Amount") shall be applied to reduce such Covered Employee's Compensation (except for determining the actual amount of the reduction and the maximum Salary Reduction Amount eligible for an Employer Matching Contribution) for the Plan Year with respect to which such contribution is made. A new Covered Employee may make his initial election under this Section 3.2, at such time and in such manner as the Administrative Committee may establish, effective as of his applicable date under Section 2.1 or as of any January 1 or July 1 thereafter on which he is a Covered Employee of an Employer. A Participant whose election under this Section
3.2 is already in effect may elect to increase or decrease the rate of his Salary Reduction Amount contributions (including an election to suspend or resume such contributions), within the limitations specified above, as of the first pay period commencing on or next following the first day of any calendar quarter. Should the Administrative Committee at any time determine that the Salary Reduction Amount elected by a Covered Employee exceeds the limitations found in Section 3.3(c) hereof, any excess (and any earnings allocable thereto) shall be distributed to him in cash as soon as practicable after such excess is discovered, but in no event later than the March 15 following the close of the Plan Year in which such excess Salary Reduction Amount was contributed.

3.3      Limitations Applicable to Highly Compensated Employees

                  (a)      If the contributions that would be made under Section
                           3.1 on behalf of any Highly Compensated Employees would exceed the applicable Maximum Deferral Limitation for any Plan Year under paragraph (c) or
                           (d) below, the Salary Reduction Amounts elected by such Highly Compensated Employees, and/or the Employer Matching Contributions attributable thereto, shall be reduced as provided in paragraph (c) and/or
                           (d) below, as applicable.

                  (b)      For the purposes of this Section 3.3:

                           (i) the term "Highly Compensated Employee" means any Covered Employee who during the current or immediately preceding Plan Year:

                                    (A)     was a five percent or greater owner
                                            of an Employer or Related Company;

                                    (B)     received Annual Compensation of more
                                            than $99,000 (or such greater amount
                                            as may be determined by the
                                            Commissioner of Internal Revenue for
                                            that Plan Year) from an Employer or
                                            Related Company;

                                    (C)     received Annual Compensation of more
                                            than $66,000 (or such greater amount
                                            as may be determined by the
                                            Commissioner of Internal Revenue for
                                            that Plan Year) from an Employer or
                                            Related Company and was in the
                                            top-paid 20 percent of employees; or

                                    (D)     was an officer of an Employer or
                                            Related Company receiving Annual
                                            Compensation in excess of 50 percent
                                            of the limitation in effect for that
                                            year under Internal Revenue Code
                                            415(b)(1)(A)); provided that for
                                            purposes of this subparagraph (D),
                                            no more than 50 employees (or if
                                            lesser, the greater of three
                                            employees or ten percent of the
                                            employees) shall be treated as
                                            officers.

                                    If a Covered Employee meets the
                                    qualifications set forth in subparagraph
                                    (A), (B), or (C) next above for the current
                                    Plan Year, but did not meet any of such
                                    qualifications for the preceding Plan Year, he shall not be deemed a Highly Compensated Employee under this subparagraph unless he is one of the 100 employees paid the highest Annual Compensation during the current Plan Year.

                           (ii) The term "Average Contribution Percentage" of a group of Covered Employees for a Plan Year means the average of the contribution ratios (determined separately for each Covered Employee in such group) of (1) to
                                    (2), where (1) equals the Employer Matching
                                    Contributions allocated and credited to
                                    the Covered Employee's Part B Account for such plan year, and (2) equals the Covered Employee's Annual Compensation for such Plan Year.

                           (iii) The term "Average Deferral Percentage" of a group of Covered Employees for a Plan Year means the average of the deferral ratios (determined separately for each Covered

                                    Employee in such group) of (1) to (2), where
                                    (1) equals the Salary Reduction Amounts
                                    elected by and contributed on behalf of such Covered Employee for such Plan Year, and (2) equals the Covered Employee's Annual Compensation for such Plan Year.

                           (iv) The term "Annual Compensation" means, with respect to any Participant for any Plan Year, the sum of his Total Compensation, plus elective and salary reduction contributions made on his behalf pursuant to Internal Revenue Code Sections 125 and 401(k), for that Plan Year, but excluding such compensation in excess of $150,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for that Plan Year). For purposes of applying the maximum dollar limitation on Annual Compensation in accordance with the preceding sentence, the family aggregation rules of Section 414(q)(6) of the Internal Revenue Code will apply, except that in applying such rules, the term "family" will include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 years before the close of the Plan Year.

                           (v) The Term "Family Member" means an individual described in Internal Revenue Code
                                    Section 414(q)(6).

                  (c) The Average Deferral Percentage of the Highly Compensated Employees for any Plan Year may not exceed the greater of:

                           (i) the Average Deferral Percentage of all other Covered Employees for such Plan Year multiplied by 1.25; or

                           (ii) the Average Deferral Percentage of all other Covered Employees for such Plan Year multiplied by 2.0; provided that the Average Deferral Percentage of the Highly Compensated Employees for such Plan Year does not exceed that of all other Covered Employees for that Plan Year by more than two percentage points.

                           The Administrative Committee may, from time to time, monitor the Covered Employees' Salary Reduction Amounts to determine whether the foregoing limitation will be satisfied and, to the extent necessary to ensure compliance with such limitation, may reduce, on a pro rata basis, the applicable percentage of future Compensation to be withheld for the Highly Compensated Employees. If for a Plan Year the Salary Reduction Amounts made on behalf of Highly Compensated Employees exceed the foregoing limitation, the Administrative Committee shall refund the excess Salary Reduction Amounts made on behalf of Highly Compensated Employees in the order of their deferral ratios (as defined in Section 3.3(b)(iii)) beginning with the highest ratio, to the extent necessary to meet the foregoing limitation. Any such excess Salary Reduction Amount (and the earnings thereon) shall be refunded in cash as soon as practicable after such excess is discovered, but in no event later than the March 15 following the close of the Plan Year. The trust earnings allocable to such excess Salary Reduction Amounts shall equal the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date the excess Salary Reduction Amounts are distributed. The earnings allocable to an excess Salary Reduction Amount for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to the Part A Account of each Highly Compensated Employee having an excess Salary Reduction Amount by a fraction. The numerator of the fraction shall be the excess Salary Reduction Amount made by the Highly Compensated Employee and the denominator shall be the Highly Compensated Employee's Part A Account balance as of the last day of the Plan Year, reduced by the gain allocable to such amount for the Plan Year and increased by any loss allocable to such account for the Plan Year. The earnings allocable to the excess Salary Reduction Amount for the period between the end of the Plan Year and the date on which such excess Salary Reduction Amount is distributed shall be determined under the same fractional method described above or under the 10 percent safe harbor method described in Treasury Regulations Section 1.401(k)-1. If a Highly Compensated Employee who must receive a refund of an excess Salary Reduction Amount also contributed for the same plan year a Salary Reduction Amount in excess of $9,240 (as adjusted for cost-of-living increases), the distributions of such excess amounts shall be coordinated in accordance with Treasury Regulations Section 1.401(k)-1(f)(5)(i).

                  (d) The Average Contribution Percentage of Highly Compensated Employees for any Plan Year may not exceed the greater of:

                           (i) the Average Contribution Percentage of all other Covered Employees for such Plan Year multiplied by 1.25; or

                           (ii) the Average Contribution Percentage of all other Covered Employees for such Plan Year multiplied by 2.0; provided that the Average Contribution Percentage of Highly Compensated Employees does not exceed that of all other Covered Employees by more than two percentage points.

                           If for a Plan Year the Employer Matching
                           Contributions made on behalf of Highly Compensated Employees exceed the foregoing limitation, the Administrative Committee shall reduce excess Employer Matching Contributions made on behalf of Highly Compensated Employees, in the order of their contribution ratios (as defined in Section 3.3(b)(ii)), beginning with the highest ratio, to the extent necessary to meet the foregoing limitation. Such excess Employer Matching Contributions (and earnings thereon), shall be distributed in cash as soon as practicable after such excess is discovered but in no event later than the March 15 following the close of the Plan Year, to the Highly Compensated Employees to whose Part B Accounts the excess Employer Matching Contributions were allocated. The trust earnings allocable to excess Employer Matching Contributions shall equal the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date the excess Employer Matching Contributions are distributed or forfeited. The earnings allocable to excess Employer Matching Contributions for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to the Part B Account of each Highly Compensated Employee having excess Employer Matching Contributions by a fraction. The numerator of the fraction shall be the excess Employer Matching Contributions allocated to the Highly Compensated Employee and the denominator shall be the Highly Compensated Employee's Part B Account balance as of the last day of the Plan Year, reduced by the gain allocable to such account for the Plan Year and increased by any loss allocable to such account for the Plan Year. The earnings allocable to excess Employer Matching Contributions for the period between the end of the Plan Year and the date on which such excess Employer Matching Contributions are distributed or forfeited shall be determined under the same fractional method described above or under the 10 percent safe harbor method described in Treasury Regulations Section 1.401(m)-1.

                  (e)      Special Rules:  For purposes of this Section 3.3, if
                           -------------
                           a Highly Compensated Employee was eligible to participate during a Plan Year in any other plan subject to the limitations described in this Section 3.3, any Salary Reduction Amount made on behalf of the Highly Compensated Employee for the Plan Year under such other plan shall be treated as if made under this Plan for purposes of determining his deferral ratio, and any employee after-tax contributions and Employer Matching Contributions allocated to the Highly Compensated Employee's accounts under such other plan for the Plan Year shall be treated as if made under this Plan for purposes of determining his contribution ratio. If a

                           Highly Compensated Employee is a 5% or greater owner of an Employer or Related Company or one of the 10 employees paid the highest Annual Compensation during the Plan Year, and a Family Member of the Highly Compensated Employee is a Covered Employee, the Highly Compensated Employee's deferral ratio and contribution ratio shall be determined in accordance with Treasury Regulations Sections 1.401(k)-1(g)(1)(ii)(C) and 1.401(m)-1(f)(1)(ii)(C).

                  (f) Multiple Use of Alternative Limitation. If multiple use of the limitations described in Section 3.3(c)(ii) and Section 3.3(d)(ii) above occurs as defined under Treasury Regulations Section 1.401(m)-2(b), such multiple use shall be corrected in the manner described in Treasury Regulations
                           Section 1.401(m)-2(c).


3.4      Limitations on Employer Contributions

                  Notwithstanding anything herein to the contrary, the Employers' contributions for any Plan Year may not exceed the maximum deduction allowable for such contributions, and are conditioned upon their deductibility, under Section 404 of the Internal Revenue Code for the taxable year ending with or within such Plan Year.


3.5      Form of Employer Contributions

                  Employer contributions under Section 3.1 shall be made in cash.


3.6      Payment of Employer Contributions

                  Employer contributions of Salary Reduction Amounts under
Section 3.1(a) above, and Employer Matching Contributions under Section 3.1(b) above, shall be made on a monthly basis and shall be due within 25 days after the end of that month. Employer Basic Contributions under Section 3.1 above shall be made on a quarterly basis, and shall be due within 25 days of the end of that calendar quarter.


3.7      Nonreversion

                  In no event shall the principal or income of the Trust Fund be paid to or revert to an Employer, directly or indirectly; provided, that:

                  (a) any Employer contribution which is made under a mistake of fact may be returned to the Employer within one year of payment;

                  (b) any Employer contribution which is conditioned upon the deductibility of such contribution under Section 404 of the Internal Revenue Code, if such deduction is thereafter disallowed, in whole or in part, may be returned to the Employer within one year after denial of such deduction; and

                  (c) an Employer contribution conditioned upon the initial qualification of the Plan with respect to that Employer under Section 401(a) of the Internal Revenue Code, if the Plan does not so qualify, may be returned to the Employer within one year after such qualification is denied.

The amount of any contribution that may be returned to an Employer pursuant to subparagraph (a) or (b) above must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant's account balances to be less than the amount of such balances had the contribution not been made under the Plan. With respect to paragraphs (b) and (c) above, each employer hereby declares its intention and action that every contribution by it to the Plan shall be conditioned upon the deductibility of that contribution or the initial qualification of the Plan, respectively, unless expressly provided to the contrary by the Employer, in writing as to a particular contribution. To the extent that any amount so returned consists of a Salary Reduction Amount elected by a Participant, it shall then be paid to such Participant by the Employer.

                                    SECTION 4

                              Loans and Withdrawals


4.1      Loans

                  Prior to the Restatement Effective Date, the Plan permitted the Administrative Committee, upon the written application of a Participant but otherwise in the discretion of the Administrative Committee, to direct the Trustee to lend a limited amount from the Trust Fund to such Participant. No such loans will be permitted to be made on or after the Restatement Effective Date, but the provisions of the Plan (including any rules adopted by the Administrative Committee) as in effect immediately prior to the Restatement Effective Date which were then applicable to any such loan made prior to the Restatement Effective Date (and not then fully repaid), shall continue to apply to that loan after the Restatement Effective Date until the loan is fully repaid in accordance with such provisions. The Administrative Committee may subject a loan to such additional terms and conditions not inconsistent with the foregoing as it may deem necessary or desirable; provided, that such terms and conditions shall be uniformly applied to all similarly situated Participants employed by the same Employer.


4.2      Accounting for Loans

                  Loans to a Participant shall be accounted for as directed investments of the Participant's Part A Account. The amount of such loans shall not be considered as a part of the Participant's Part A Account balance for the purpose of allocating earnings or losses of the Trust Fund, and all payments of principal and interest shall be credited to the accounts from which such loans are made.


4.3      Hardship Withdrawals

                  (a) Subject to the approval of the Administrative Committee, a Participant may request a withdrawal of any part or all of the balance of his Part A Account in the event of financial hardship; provided, that the amount of any such withdrawal may not exceed the sum of the previously contributed Salary Reduction Amounts then credited to the Participant's Part A Account, plus the earnings thereon that were credited to his Part A Account prior to l989. A withdrawal requested under this Section 4.3 shall be permitted by the Administrative Committee only if, in the determination of the Administrative Committee, such withdrawal is necessary in light of immediate and heavy financial needs of the Participant occasioned by:

                           (i)      medical expenses incurred by such
                                    Participant or his immediate family, or
                                    necessary for such Participant or his
                                    immediate family to obtain medical care, which are not covered by insurance;

                           (ii) the purchase of a primary residence in which the Participant will live; or

                           (iii)    circumstances of the Participant
                                    constituting a financial hardship which the Administrative Committee determines is comparable to or greater than the hardships described in subparagraphs (i) and (ii) above and constitutes a permissible hardship under Section 401(k) of the Internal Revenue Code.

                           The amount deemed required to meet an immediate and heavy financial need of a Participant shall include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. A withdrawal shall not be permitted by the Administrative Committee pursuant to this Section 4.3 to the extent that the amount requested exceeds the amount determined by the Administrative Committee as being required to meet the Participant's immediate financial need created by the hardship, or to the extent that the Administrative Committee determines that such amounts are reasonably available from the Participant's other resources. Only one withdrawal pursuant to this Section 4.3 may be made by a Participant during any Plan Year. A Participant who makes a withdrawal pursuant to this Section 4.3 shall not be eligible to have Salary Reduction Amounts contributed to the Plan on his behalf (and thus shall not be eligible to participate in any further Employer Matching Contributions to the Plan) for a period of one year following the date of such withdrawal.

                  (b) A request for a withdrawal under this Section 4.3 shall be submitted in writing signed by the Participant or his legal representative, shall describe fully the circumstances which are deemed to justify the payment and the amounts necessary to alleviate the hardship, and shall be accompanied by such other documentation as may be requested by the Administrative Committee. The Administrative Committee shall require as a condition of any withdrawal under this Section 4.3 the Participant's written and signed representation that the immediate and heavy financial need cannot reasonably be relieved (without thereby increasing the amount of the need) through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets, by cessation of Salary Reduction Amounts under the Plan, or by other distributions or nontaxable (when made) loans from employee benefit plans maintained by the Employers and Related Companies, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. Any decision made by the Administrative Committee pursuant to this section 4.3 shall be final, conclusive, and binding upon the Participant.


4.4      Withdrawals Due to Disability or After Age 59-1/2

                  A Participant who is Disabled or has attained age 59-1/2 may elect to receive a distribution of the entire amounts credited to his accounts as of any Valuation Date. Any such election shall be made in writing filed with the Administrative Committee at least 30 days prior to the date as of which such distribution is to be made, and shall become irrevocable on the 30th day immediately preceding the distribution date. A Participant who withdraws the balances credited to his accounts pursuant to this Section 4.4 shall not be eligible to have Salary Reduction Amounts contributed to the Plan on his behalf (and thus shall not be eligible to participate in any further Employer Matching Contributions to the Plan) for a period of one year following the date of such withdrawal.

                                    SECTION 5

                                Investment Funds


5.1      Investment Funds

                  The Investment Committee may from time to time direct the Trustee to divide the Trust Fund into two or more separate "Investment Funds," to be maintained in accordance with such investment policies as may from time to time be adopted by the Investment Committee and communicated to the Trustee; provided, that during any period as to which no such direction from the Investment Committee is in effect, no separate Investment Funds shall be established and any reference in the Plan to the Investment Funds or to an Investment Fund shall be treated as a reference to the Trust Fund. The Investment Committee may at any time terminate any Investment Fund. Earnings with respect to each Investment Fund shall be retained in that Fund and shall be reinvested as a part thereof.


5.2      Investment Elections

                  The Administrative Committee shall establish such rules and procedures as it may deem necessary or desirable to allow Participants, Former Participants, and their Beneficiaries to direct the investment of their accounts among one or more Investment Funds. Each investment direction shall be made in such manner and at such time as the Administrative Committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Administrative Committee; and the Administrative Committee shall direct the Trustee to make investments in accordance with such investment directions. The Trustee shall be entitled to rely upon the validity and accuracy of all directions received by it from the Administrative Committee. Notwithstanding any other provision herein to the contrary, during any period in which a Participant has not made his initial election as to the investment of his accounts, he shall be deemed to have elected that 100% of the net credit balance in his accounts be invested in the Investment Fund that is reasonably expected by the Administrative Committee (after consultation with the Investment Committee) to provide the greatest degree of preservation of principal together with necessary liquidity (the "default fund"). During the period between the date a contribution on behalf of a Participant under Section 3.1 above is received by the Trustee and the date such amount is later credited to that Participant's appropriate account under
Section 6 below, that amount will be invested as soon as practicable after its receipt by the Trustee in accordance with the Participant's investment election that is then effective.

5.3      Investments in Collectibles

                  Notwithstanding any other provision of this Plan, or of any agreement or agreements pursuant to which the Trust Fund is maintained, no portion of any Investment Fund shall be invested in "collectibles," as such term is defined in Section 408(m) of the Internal Revenue Code.

                                    SECTION 6

  Allocation of Employer Contributions and Adjustment of Participants' Accounts


6.1      Participants' Accounts

                  The Administrative Committee shall establish and maintain separate accounts for each Participant, showing separately:

                  (a) his share of his Employer's contributions attributable to his Salary Reduction Amounts (the "Part A Account");

                  (b) his share of his Contributing Employer's Matching Contributions (the "Part B Account"), if applicable;

                  (c) his share of his Contributing employer's Basic Contributions (his "Part C Account"); and

                  (d) his interest in assets received by the Trustee as a rollover contribution pursuant to the terms of
                           Section 6.4 (his "Rollover Account"), if applicable.


6.2      Certain Employer Contributions Deemed Made on Last Day of Valuation
         Period

                  For purposes of this Section 6, Employer Contributions for a period ending within a Valuation Period which are actually made after that Valuation Period, will be considered to have been made on the last day of that Valuation Period.


6.3      Adjustment of Participants' Accounts

                  (a) As of each Valuation Date, the Trustee shall determine (as provided in the Trust Agreement) the fair market value of each Investment Fund and shall give written notice thereof to the Administrative Committee. After receiving such notice from the Trustee, the Administrative Committee shall determine the increase or decrease in the net worth of each Investment Fund for the Valuation Period by deducting from the fair market value thereof the sum of:

                           (i) all contributions, transfers and loan repayments (principal and interest) credited by the Trustee to such Investment Fund during the Valuation Period; and

                           (ii) the fair market value of such Investment Fund as of the next preceding valuation, reduced by any distributions, withdrawals, transfers or other proper payments from the Investment Fund made during the Valuation Period.

                           The increase or decrease in the net worth of each such Investment Fund for the Valuation Period shall then be credited or charged to the Participants' account balances invested in such fund as (and to the extent) provided in paragraph (b).

                  (b) The Administrative Committee, after determining the increase or decrease in the net worth of each Investment Fund, shall make the following adjustments in Participants' account balances invested in such funds as soon as practicable after each Valuation
                           Date:

                           (i)      First: Credit the Part A Account of each
                                    -----
                                    Participant invested in each Investment Fund with the Salary Reduction Amounts contributed on behalf of the Participant and invested in such Investment Fund during the Valuation Period;

                           (ii)     Second: After making the adjustments
                                    ------
                                    described above, credit the appropriate
                                    accounts of each Participant invested in each such Investment Fund with (A) the Employer Matching Contributions made on behalf of the Participant and (B) any rollover contributions received by the Trustee on behalf of the Participant pursuant to Section 6.4 below, invested in such Investment Fund during the Valuation Period;

                           (iii)    Third: After making the adjustments
                                    -----
                                    described above, allocate to the accounts of each Participant his share of the increase or decrease for the Valuation Period in the net worth of each such Investment Fund in which his accounts are invested on the basis of the ratio that his account balances invested in such Investment Fund bear to the total of all account balances invested in such Investment Fund;

                           (iv)     Fourth:  After making the adjustments
                                    ------
                                    described above, credit the appropriate
                                    accounts of each Participant invested in each such Investment Fund with (A) the Employer Basic Contributions made on behalf of, or allocable to, the Participant and invested in such Investment Fund during the Valuation Period, and (B) the amount of any principal and interest payments made by the Participant during the Valuation Period on loans previously made to such Participant, which is invested in such Investment Fund;

                           (v)      Fifth: After making the adjustments
                                    -----
                                    described above, reduce the account balances of each Participant invested in each such Investment Fund by the amount of any distributions, withdrawals, or other proper payments from such Investment Fund requested during the Valuation Period by or on behalf of the Participant;

                           (vi)     Sixth:  After making the adjustments
                                    -----
                                    described above, reduce the account balances of each Participant invested in each such Investment Fund by any amounts which the Participant elects during the Valuation Period to have transferred from such Investment Fund to another Investment Fund as of the first day of the following Valuation Period, and increase the account balances of each Participant invested in each such Investment Fund by any amounts which the Participant elects during the Valuation Period to have transferred to such Investment Fund as of the first day of the following Valuation Period; and

                           (vii)    Seventh:  After making the adjustments
                                    -------
                                    described above, credit the appropriate
                                    accounts of any reemployed Participant with the amounts of any repayments of prior distributions from those accounts, respectively, made by the Participant during the calendar quarter ending on that Valuation Date, and with the amount of any Forfeitures to be reinstated to those accounts as of that Valuation Date, pursuant to Section 7.5.

                  (c) The accounts of Participants, Former Participants, and beneficiaries, as adjusted in accordance with this Section, shall be determinative of the value of the interest of each Participant, Former Participant, and Beneficiary in the Trust Fund for all purposes until a subsequent determination is made by the Administrative Committee.


6.4      Receipt of Rollover Contributions

                  At the direction of the Administrative Committee and in accordance with such rules as the Administrative Committee may establish from time to time, the Trustee, on behalf of an Eligible Employee, may receive and hold as a rollover contribution any distribution that qualifies as an eligible rollover distribution (as defined in Section 402(c)(4) of the Internal Revenue
Code) from an eligible retirement plan (as defined in Section 401(c)(8) of the Internal Revenue Code).


6.5      Statement of Accounts

                  As soon as practicable after each Valuation Date which occurs at the end of a Plan Year, the Administrative Committee will provide each Participant with a statement reflecting the condition of his accounts under the Plan as of that date. The Administrative Committee in its discretion may decide to provide Participants with such statements at more frequent intervals, also ending on Valuation Dates. No Participant, except a person authorized by the Company or the Administrative Committee, shall have the right to inspect the records reflecting the account of any other Participant.

                                    SECTION 7

                                    Benefits


7.1      Settlement Date

                  A Participant's "settlement date" will be the date on which the Participant's employment with all of the Employers and Related Companies is terminated because of the first to occur of the following:

                  (a)      Normal or Late Retirement:  The date of the
                           -------------------------
                           Participant's retirement on or after attaining his Normal Retirement Date.

                  (b)      Disability Termination:  The date of the
                           ----------------------
                           Participant's termination of employment at any age prior to his Normal Retirement Date due to a Disability.

                  (c)      Death:  The date of the Participant's death.
                           -----

                  (d)      Resignation or Dismissal:  The date the Participant
                           ------------------------
                           resigns or is dismissed for a reason other than normal or late retirement or disability termination.


7.2      Retirement or Disability Termination

                  If a Participant's employment with the Employers and Related Companies is terminated because of retirement or disability termination under
Section 7.1(a) or (b), respectively, the amount available for distribution from all of his accounts shall be determined in accordance with Section 7.7 and shall be distributable to him under Section 7.6.


7.3      Death

                  (a) If a Participant dies, the Participant's Beneficiary shall have a nonforfeitable right to receive the full amount available for distribution from all of the Participant's accounts.

                  (b) Each Participant shall designate, upon forms provided by and filed with the Administrative Committee, the Beneficiary of any benefits available hereunder upon his death. Subject to the provisions of Section 1.1(b), a

                           Participant may change such designation of Beneficiary from time to time by written notice to the Administrative Committee, and any death benefits payable hereunder and not effectively disposed of pursuant to a valid Beneficiary designation shall be distributed in the following priority:

                           (i) to the Participant's spouse living at his death, if any; otherwise,

                           (ii)     to the Participant's estate.


7.4      Resignation or Dismissal

                  If a Participant resigns or is dismissed from the employ of the Employers and Related Companies before retirement or disability termination under Section 7.1(a) or (b) above, the amount available for distribution shall be determined in accordance with Section 7.7, except that the balance in the Participant's Part B and Part C Accounts as at the Valuation Date coincident with or next following the Participant's settlement date (after all adjustments required under the Plan as of that Valuation Date have been made) will be further adjusted by multiplying each of said balances by the Participant's "nonforfeitable percentage" at his settlement date. A Participant's nonforfeitable percentage will be determined in accordance with the following table based on his number of years of Service at his settlement date:

              If the Participant's
               number of years of               Then his nonforfeitable
                  Service is:                    percentage shall be:
                  -------------                  --------------------

                  Less than one                            0%
                       One                                20%
                       Two                                40%
                      Three                               60%
                      Four                                80%
                  Five or more                           100%

The resulting amount available for distribution from the Participant's accounts, including the adjusted nonforfeitable balances in the Participant's Part B and Part C Accounts after the adjustments described above, will be distributable to the Participant under subsection 7.6.

7.5      Forfeitures

                  The amount (if any) by which a Participant's Part B or Part C Account is reduced under Section 7.4 shall be a "Forfeiture."

                  (a) A Forfeiture shall be treated as a separate account (not subject to adjustment under paragraph 6.3(b) above) until the Valuation Date coincident with or next following the Participant's settlement date, and then (unless (i) the Participant has been reemployed by an Employer or Related Company on or before that Valuation Date and before any distribution has been made to him pursuant to Section 7.6 below or (ii) the Forfeiture is to be applied in accordance with
                           Section 7.9(c) or paragraph (b) below) the portion of such Forfeiture attributable to the prior Matching or Basic Contributions (depending on whether the Forfeiture arose from the Participant's Part B or Part C Account) of each Contributing Employer shall be applied to reduce that Contributing Employer's Matching or Basic Contributions (as the case may be) for the next following calendar quarter pursuant to
                           Section 3.1(b) or 3.1(c) above, respectively. The portion of any Forfeiture attributable to the prior contributions of any Contributing Employer shall be taken as that portion of such Forfeiture which the contributions made by that Contributing Employer and credited to the related Part B or Part C Account of the Participant with respect to whom the Forfeiture arose bear to the total contributions of all Contributing Employers that were credited to that account.

                  (b) If the Participant is reemployed by an Employer or Related Company before the Participant incurs five consecutive Breaks in Service, the amount of the Forfeiture arising from that Participant's Part B or Part C Account may be reinstated as described below in this paragraph (b). Such Participant may repay to the Trustee (within five years after reemployment) the total amount distributed to him from all of his accounts, and the Forfeiture which arose from any such account as a result of his earlier termination of employment shall be credited to that account, as of the Valuation Date coincident with or next following the date of repayment in accordance with subparagraph 6.3(b)(vii). Forfeitures which are to be credited to a Participant's Part B or Part C Account as of a Valuation Date under this paragraph (b) shall be drawn first from Forfeitures otherwise to be applied to reduce Employer Matching or Basic Contributions, respectively, as of that date under this paragraph (b) (after any application of Forfeitures under Section 7.9(c); and then from special employer contributions which shall be made as of that date to the extent necessary to reinstate Forfeitures as required under this paragraph (b).


7.6      Payment of Benefits

                  When a Participant or his Beneficiary becomes entitled to a distribution pursuant to Section 7.2, 7.3 or 7.4, the amount available for distribution shall be paid to the Participant or his Beneficiary, as the case may be, in a lump sum.


7.7      Amount Available for Distribution

                  The amount available for distribution to a Participant or his Beneficiary shall be the balances credited to the Participant's accounts (subject to any vesting-related reductions under Section 7.4) as of the latest of:

                  (a) the Valuation Date coinciding with or immediately following the Participant's settlement date, in the case of a Participant whose vested account balances at his settlement date did not exceed $3,500;

                  (b) the Valuation Date coinciding with or immediately following the date on which the Participant attains age 65, in the case of a Participant whose vested account balances exceeded $3,500 on his settlement date and who failed to give written consent to distribution of such balances under paragraph (c) below; provided, that if the Participant dies after his settlement date but prior to attaining age 65, the amount available for distribution to his Beneficiary shall be determined as of the Valuation Date coinciding with or immediately following the date of the Participant's Death; or

                  (c) in all other cases, a Valuation Date coinciding with or following the Participant's settlement date but occurring prior to the Valuation Date described in
                           (b) above, as the Participant elects in writing filed with the Administrative Committee in such form and at such time prior to his settlement date as may be required under uniform rules established by the Administrative Committee.

A Participant's accounts shall not be entitled to share in the earnings or losses of the Trust Fund for any period after the Valuation Date that immediately precedes complete distribution of the total amount available for distribution. Notwithstanding the foregoing, the amount available for distribution to a Participant who fails to return to active employment with the Company at the expiration of an authorized leave of absence for any reason other than his Normal or Late Retirement or his disability termination or death shall be determined as of the Valuation Date coinciding with or immediately following the date on which his leave of absence expired.


7.8      Form of Distribution

                  All distributions to a Participant or Beneficiary shall be made in cash.


7.9      Commencement of Benefit Payments

                  (a)      Except to the extent provided below in this Section
                           7.9 and in Section 7.7 above, when a Participant or his Beneficiary becomes entitled to a distribution, the Administrative Committee shall direct the Trustee to make payment of amounts due from the Participant's accounts during the period beginning on the date the amount available for distribution is determined and ending 60 days after the last day of the Plan Year during which the Participant's employment terminated; provided, that if the amount or form of payment
                           --------
                           cannot be determined by such date, or if the Participant or his Beneficiary cannot be located, a payment retroactive to such date (i.e., reflecting payments that would otherwise have been made, as well as the actual investment experience and other proper adjustments of his accounts, since such date) may be made no later than the 60th day following the earliest date on which the amount available for distribution can be determined or the

                           Participant or his Beneficiary can be located (whichever is applicable).

                  (b) Payments to Plan Participants shall be made no later than the April 1st following the Plan Year in which the Participant attains age 70-1/2, except to the extent that Section 401(a)(9) of the Internal Revenue Code and related transitional rules permit the benefits of Participants who attained age 70-1/2 prior to January 1, 1989 to commence at a later date; provided, that a Participant who is still an Employee as of the date on which payment is to be made or commence pursuant to this paragraph (b) shall receive a lump sum payment of the then net credit balances in his accounts under the Plan.

                  (c) If a Former Participant or Beneficiary cannot be located by the Administrative Committee within a reasonable time after the expiration of the period described in paragraph (a) above, the Administrative Committee may, subject to applicable law but otherwise in its exclusive discretion, direct that the amounts then credited to the Participant's accounts be treated as Forfeiture and be applied to reduce future Employer contributions to the Plan in accordance with Section 3.1; provided, that if the
                                                        --------
                           Former Participant or his Beneficiary subsequently makes a claim for such amounts, the amount forfeited shall be restored to his accounts and distributed in accordance with the provisions of Section 7.5. Any amounts so restored shall be derived from the Forfeitures arising during the Plan Year in which such claim is allowed or, to the extent such Forfeitures are insufficient, from an additional Employer contribution to the Plan.


7.10     Facility of Payment

                  Whenever, in the Administrative Committee's opinion, a person entitled to receive any payment is under a legal disability, or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrative Committee may direct the Trustee to make the payment to such person, or to his legal representative, or to a relative or friend of such person for his benefit, or the Administrative Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Administrative Committee considers advisable. Any payment made in accordance with the provisions of this paragraph shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.


7.11     Direct Rollover of Eligible Rollover Distributions

                  (a)      Purpose. This Section 7.11 applies to distributions
                           --------
                           made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this
                           Section 7.11, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (b)      Definition of Eligible Rollover Distribution.  An
                           --------------------------------------------
                           eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income.

                  (c)      Definition of Eligible Retirement Plan.  An
                           --------------------------------------
                           eligible retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, or a qualified trust described in Section 401(a) of the Internal Revenue Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (d)      Definition of Distributee. A distributee includes an
                           -------------------------
                           employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.

                  (e)      Definition of Direct Rollover.  A direct rollover is
                           -----------------------------
                           a payment by the Plan to the eligible retirement plan specified by the distributee.

                                    SECTION 8

                            Administrative Committee


8.1      Appointment of Administrative Committee

                  The Plan shall be administered by an Administrative Committee appointed by and to serve at the pleasure of the Board of Directors of the Company. All usual and reasonable expenses of the Administrative Committee may be paid by the Employers in proportions determined by the Company, and any such expenses not so paid by the Employers shall be paid by the Trustee out of the principal or income of the Trust Fund. The members of the Administrative Committee who are full-time employees of an Employer or a Related Company shall not receive any other compensation from the Plan with respect to their services for the Administrative Committee.


8.2      Powers and Duties

                  The Administrative Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                  (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner, and time of payment of any benefits hereunder;

                  (b) to prescribe procedures to be followed by Participants in filing applications for benefits;

                  (c) to make a determination as to the right of any person to a benefit and to establish and administer a claims procedure in accordance with Section 503 of ERISA;

                  (d) to request and receive from the Employers and from Employees such information as shall be necessary for the proper administration of the Plan;

                  (e) to prepare, file, and distribute such reports, summaries, descriptions, and other materials as may be required by ERISA or other applicable laws;

                  (f) to furnish to the Employers, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (g) to appoint or employ an administrator for the Plan and any other agents it deems advisable, including legal counsel; and

                  (h) to issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the Plan.

                                    SECTION 9

                              Investment Committee


9.1      Appointment of Investment Committee

                  The investment practices of the Plan shall be coordinated by an Investment Committee appointed by and to serve at the pleasure of the Board of Directors of the Company. All usual and reasonable expenses of the Investment Committee may be paid by the Employers in proportions determined by the Company, and any such expenses not so paid by the Employers shall be paid by the Trustee out of the principal or income of the Trust Fund. Members of the Investment Committee who are full-time employees of an Employer or a Related Company shall not receive any other compensation from the Plan with respect to their services for the Investment Committee.


9.2      Powers and Duties

                  The Investment Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                  (a) to establish and administer an investment policy for the Plan;

                  (b) to furnish to the Employers, upon request, such reports with respect to the investments of the Plan as are reasonable and appropriate;

                  (c) to receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee; and

                  (d) to appoint or employ investment managers to manage any part or all of the Plan's assets or any other agents it deems advisable, including legal counsel.

                                   SECTION 10

                              Committee Procedures


10.1     Quorum

                  The action of a majority of the members of a committee at the time acting hereunder, and any instrument executed by a majority of such members, shall be considered the action or instrument of such committee. Action may be taken by a committee at a meeting or in writing without a meeting; however, no member of a committee shall vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. If a committee shall be evenly divided on any question, the decision of the Board of Directors of the Company shall control. A committee may authorize any one or more of its members to execute any document or documents on behalf of the committee, in which event the committee shall notify the Trustee in writing of such action and of the name or names of its member or members so designated. The Trustee thereafter may accept and rely upon any document executed by such member or members as representing action by such committee, until the committee shall file with the Trustee a written revocation of such designation.


10.2     Procedures

                  The committees shall adopt such rules, regulations, and by-laws as they deem necessary or desirable. All rules and decisions of the committees shall be uniformly applied to all similarly situated Participants. When making a determination, a committee may rely upon information furnished by the Employers, by legal counsel for the Employers, or by the accountant for the Plan. Each committee shall have one of its members as its chairman, shall elect a secretary who may, but need not, be a member of the committee, and shall advise the Trustee of such elections in writing. The secretary of each committee shall keep a record of all meetings or actions taken by the committee and shall forward all necessary communications and/or directions to the Trustee.

                                   SECTION 11

                           Limitations and Liabilities


11.1     Limitations on Additions to Participants' Accounts

                  (a) The additions (as such term is hereinafter defined) which may be credited to a Participant's accounts in any Plan Year, when added to the additions credited to such Participant's accounts for such year under any other qualified defined contribution plan maintained by any Employer or Related Company, shall not exceed an amount equal to the lesser of (i) $30,000 (or, such greater dollar limitation in effect under Section 415(c)(1)(A) of the Internal Revenue Code for such Plan Year), or (ii) 25% of the Participant's Total Compensation for such Plan Year.

                  (b) For the purposes of this section, the term "additions" for any Limitation Year means the sum of:
                           (1) the Participant's share of Employer contributions (including Forfeitures, if any), and (ii) any Employee contributions (other than qualified rollover contributions or transferred amounts). The "addition" for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat any Employee contributions as an "addition."

                  (c) In the case of a Participant who is also a participant in one or more qualified defined benefit plans maintained by an Employer or any Related Company, the additions which may be credited to such Participant's accounts for any Plan Year shall be further reduced so that the sum of the "defined contribution fraction" and the "defined benefit fraction" for such Participant for such Plan Year shall not exceed 1.0. For the purposes of this paragraph:

                           (i) the term "defined contribution fraction" shall mean a fraction, the numerator of which is the sum of the total annual additions made to the Participant's accounts hereunder, and under all other qualified defined contribution plans maintained by an Employer or a Related

                                    Company, and the denominator of which is the amount determined under Section 415(e)(3)(B) of the Internal Revenue Code; and

                           (ii) the term "defined benefit fraction" shall mean a fraction, the numerator of which is the sum of the projected annual benefits payable to such Participant under each qualified defined benefit plan maintained by an Employer or a Related Company, and the denominator of which is the amount determined under Section 415(e)(2)(B) of the Internal Revenue Code.

                           Before the provisions of this paragraph (c) shall be applied to reduce the annual additions to a Participant's accounts for any Plan Year, the Participant's projected annual benefit shall first be reduced to the maximum extent permissible under any comparable provision appearing in the qualified defined benefit plan or plans under which such benefit is payable.

                  (d) The provisions of this Section 11.1 shall be applied before the additions (other than additions attributable to a Participant's nondeductible contributions) shall be reduced under any other defined contribution plan maintained by an Employer or a Related Company.

                  (e) Any excess contributions not allocable to a Participant's accounts by reason of this Section for any Plan Year (increased by any earnings and decreased by any losses attributable thereto) shall be applied to reduce such Participant's Employer contributions for the Plan Year. To the extent such contributions have already been made, that portion of such excess which is attributable to the Participant's Salary Reduction Amount shall be refunded to the Participant as soon as practicable. Any remaining excess contributions (increased by any earnings and decreased by any losses attributable to the total amount of the excess contributions) shall be held unallocated in a suspense account. The suspense account shall be periodically adjusted pursuant to Section 6.3, and shall be applied to reduce the Employer's contribution for the next Plan Year (and for each succeeding Plan Year, as necessary). Any amount released from a suspense account shall be treated as an "addition" for the purposes of this Section 11.1.


11.2     Nonguarantee of Employment

                  Neither the establishment of the Plan or the Trust Fund, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Employee any legal or equitable right to be retained in the employ of any Employer. Under no circumstances shall the terms or conditions of any Employee's employment be modified or in any way affected hereby.


11.3     Nonalienation of Benefits

                  (a) Except to the extent provided in paragraph (b) or as may be required by the tax withholding provisions of the Internal Revenue Code or any state's income tax act, the rights or interest of any Participant or his Beneficiaries to any benefits or future payments hereunder shall not be subject to attachment, garnishment, or other legal process by any creditor of any Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan.

                  (b) Paragraph (a) shall not apply to any amounts payable with respect to a Participant pursuant to any "qualified domestic relations order," as such term is defined in Section 414(p) of the Internal Revenue Code. The Administrative Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. If within eighteen months the Domestic Relations Order (or modification thereof) is determined to be a Qualified Domestic Relations Order, then, notwithstanding any other provision in this Plan to the contrary, the Administrative Committee shall direct the payment of the segregated amounts to the alternate payee or payees entitled thereto on or as soon as reasonably practicable after the earliest distribution date specified in the Qualified Domestic Relations Order, without regard to whether such payment is made prior to the Participant's earliest retirement date (as defined in Section 414(p)(4)(B) of the Internal Revenue Code) or the earliest date that the Participant could commence receiving benefits hereunder.


11.4     Limitation of Liability

                  Neither the Employers, the Trustee, nor any member of the Investment or Administrative Committees guarantees the Trust Fund against loss or depreciation, and none of them shall be liable for any act or failure to act which is made in good faith pursuant to the provisions of the Plan, except to the extent required by applicable law. It is expressly understood and agreed by each Employee who becomes a Participant that, except for its or their willful misconduct or gross neglect, neither the Employers, nor the committees, nor the Trustee shall be in any way subject to any legal liability to any Participant or Beneficiary, for any cause or reason or thing whatsoever, in connection with this Plan, and each such Participant hereby releases the Employers and their officers and agents, and the committees and the Trustee and their members or agents, from any and all liability or obligation except as in this paragraph provided.


11.5     Indemnification

                  The Company may, to the extent permitted by its articles of incorporation and by-laws, and by the laws of the State in which it is incorporated, indemnify the Administrative Committee and the Investment Committee, the individual members thereof, and any employee or director of an Employer or Related Company providing services to the Plan against any and all liabilities arising by reason of any act, made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                                   SECTION 12

                                Related Companies


12.1     Adoption of Plan

                  Any Related Company may, with the approval of the Administrative Committee, and by resolution of its own Board of Directors, adopt the Plan and trust agreement or agreements implementing the Plan. From and after the date as of which such Related Company shall adopt this Plan, it shall be included within the meaning of the word "Employer" for all purposes hereunder. The resolution by which a Related Company adopts the Plan and becomes an Employer in accordance with the foregoing provisions of this Section 12.1 (or a subsequent resolution of the Board of Directors of that Employer), and the written consent of the Administrative Committee thereto, may also designate that Employer as a "Contributing Employer" under the Plan as described in Section 1.1(g) above and designate one or more Contribution Schedules which will apply to (and be made part of the Plan with respect to) the appropriate group or groups of Covered Employees of that Contributing Employer.


12.2     Sale of an Employer, Division, or Business Unit

                  (a) In the event of a sale or other disposition of an Employer, or of all or a substantial part of a division or other business unit of an Employer which the Company determines under the facts constitutes an employment unit (hereinafter a "Transferred Employing Unit"), the portion of the Plan assets attributable to Participants subsequently employed by the purchaser of or successor to the Transferred Employing Unit ("Transferred Participants") shall be held subject to transfer by the Trustee in accordance with the terms of the agreement pursuant to which the Transferred Employing Unit was sold or disposed of.

                  (b) If such agreement does not provide for a transfer of Plan assets, or if the terms of the agreement provide for the transfer of Plan assets to a plan which is qualified under Section 401(a) of the Internal Revenue Code and the purchaser or successor does not establish such a plan within 12 months after the closing date of the sale or other disposition of the Transferred Employing Unit, the portion of the Trust Fund attributable to Transferred Participants shall be held by the Trustee for distribution to such Participants pursuant to the provisions of Section 12.3, as though the Transferred Employing Unit were a withdrawing Employer.


12.3     Withdrawal of a Participating Employer

                  (a) A participating Employer may, by resolution of its Board of Directors and with the written consent of the Administrative Committee, withdraw from the Plan as of any date upon 90 days advance written notice to the Administrative Committee. If an Employer shall cease to exist, it shall automatically be withdrawn from participation in the Plan unless a successor organization adopts the Plan in accordance with the provisions of Section 12.1.

                  (b) Upon the withdrawal of a participating Employer, the Administrative Committee shall direct the Trustee to dispose of the portion of the Trust Fund attributable to the Participants employed by the withdrawing Employer in accordance with one of the following methods:

                           (i) If the withdrawing Employer establishes a plan which is qualified under Section 401(a) of the Internal Revenue Code with provisions for accepting transferred funds, transfer to the trustee of the trust under such plan (or to the funding agent, if the plan is not implemented by a trust) the portion of the Trust Fund which is attributable to Participants employed by the withdrawing Employer.

                           (ii) Continue to hold each Participant's account balances as a part of the Trust Fund until the Participant terminates his employment with the withdrawing Employer or otherwise becomes entitled to receive a distribution pursuant to the Plan. Such accounts shall continue to share in the earnings and losses of the Trust Fund, but shall not be credited with any additional Employer contributions.

The decision of the Administrative Committee under this Section 12.3 shall be conclusive and binding upon the Company, the Employers, and the Participants.


12.4     Merger, Consolidation, or Transfer of Assets

                  Notwithstanding any provision herein to the contrary, this Plan shall not be merged or consolidated with, nor shall any assets or liabilities of the Plan be transferred to, any other plan unless the benefits payable to each Participant immediately after the merger, consolidation, or transfer (determined as if the plan had then terminated) are equal to or greater than the benefits such Participant would have been entitled to receive from this Plan (determined as if this Plan had terminated immediately prior to such action).

                                   SECTION 13

                            Amendment and Termination


13.1     Amendments

                  (a) The Company reserves the right to make any amendment or amendments to this Plan which do not reduce the nonforfeitable percentage of any Participant's account balances, and which do not permit any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except to the extent permitted by Section 3.7. The Company shall have the right to make any such amendment retroactively if it is necessary to qualify the Plan for tax exemption or to bring the Plan into conformity with the Internal Revenue Code or ERISA, or if it is otherwise not inconsistent with either of such Acts.

                  (b) If the Plan is amended in a way that directly or indirectly affects the manner in which a Participant's nonforfeitable percentage of his account balances is computed, any active Participant with at least three years of Service may make an irrevocable election during the election period described below to have the nonforfeitable percentage of his account balances determined without regard to such amendment.

                  (c) The election period shall begin no later than the date the Plan amendment is adopted and shall end no earlier than the last to occur of the following:

                           (i) 60 days after the day the Plan amendment is adopted;

                           (ii) 60 days after the day the Plan amendment becomes effective; or

                           (iii) 60 days after the Participant is issued written notice of the Plan amendment by the Administrative Committee.

                  (d) The election described in paragraph (b) above shall not be available to any Participant whose nonforfeitable percentage under the Plan, as amended, cannot at any time be less than such percentage determined without regard to such amendment.


13.2     Termination; Discontinuance of Contributions

                  An Employer shall have the right to suspend its contributions hereunder for any period of time, and the Company shall have the right to terminate the Plan, in whole or in part. Upon a termination or partial termination of the Plan, or upon the permanent suspension of contributions by an Employer, the benefits payable to each Participant affected by such termination, partial termination, or suspension shall become fully vested and nonforfeitable, and the Administrative Committee shall direct the Trustee in the method and manner of distribution of the Trust Fund to those Participants or Beneficiaries, which may include the distribution or transfer of the Plan's assets to the trustee of a successor or substitute plan qualified under Section 401(a) of the Internal Revenue Code. The Administrative Committee may also direct that the Trust Fund be continued for a specified period thereafter, or may direct that the Trustee continue the Trust Fund for such period of time as the Trustee, in its sole discretion, may deem to be in the best interests of the Participants and their Beneficiaries.

                                   SECTION 14

                                 Top Heavy Rules


14.1     Topheaviness

                  This Plan will be deemed to be "top heavy" for any Plan Year if:

                  (a) the Plan is not included in a "required aggregation group" or a "permissive aggregation group" and the "top heavy ratio" for the Plan exceeds 60%; or

                  (b) the Plan is included in a "required aggregation group" but not a "permissive aggregation group" and the top heavy ratio for the required aggregation group exceeds 60%; or

                  (c) the Plan is included in a "required aggregation group" and a "permissive aggregation group" and the top heavy ratio for the permissive aggregation group exceeds 60%.

For the purposes of this Section 14, the rules set forth in Section 416 of the Internal Revenue Code shall be applied in determining the "top heavy ratio." For such purpose, the "determination date" and the "valuation date" for the first Plan Year shall be December 31, 1985, the "determination date" and the "valuation date" for any subsequent Plan Year shall be the last day of the Plan Year immediately preceding the date as of which such determination is made, and the present value of a Participant's accrued benefits under any defined benefit plan shall be determined using the actuarial assumptions then in use for the purpose of determining the employer's contribution to such plan.


14.2     Aggregation of Plans

                  For the purposes of Section 14.1:

                  (a)  the term "required aggregation group" includes:

                           (i) each qualified plan of an Employer or of any Related Company in which a Key Employee is a participant; and

                           (ii) any other qualified plan of an Employer or of any Related Company which enables any plan described in subparagraph (i) to meet the requirements of Section 401(a)(4) or
                                    Section 410 of the Internal Revenue Code;
                                    and

                  (b) the term "permissive aggregation group" includes a required aggregation group and any other qualified plan of an Employer or of any Related Company which may be included in the group without causing such plan to fail to meet the requirements of Section 401(a)(4) or Section 410 of the Internal Revenue Code.


14.3     Super Topheaviness

                  This Plan will be deemed to be "super top heavy" in any Plan Year unless it would not be top heavy if 90% were substituted for 60% each place it appears in Section 14.1.


14.4     Minimum Contributions

                  Notwithstanding anything herein to the contrary, the Employers shall make a minimum contribution to the Plan on behalf of each Participant who is not a Key Employee for each Plan Year in which the Plan is top heavy. Such minimum contribution shall be an amount equal to the lesser of: (a) 3% of such Participant's Total Compensation, or (b) the percentage of such Participant's Total Compensation which is equal to the percentage of Total Compensation contributed on behalf of the Key Employee who received the largest such percentage contribution during the Plan Year; provided, that such contribution shall not be made on behalf of any Participant who, during such Plan Year, received a minimum contribution or a minimum accrual satisfying the requirements of Section 416(c) of the Internal Revenue Code under any other qualified plan maintained by an Employer or any Related Company.


14.5     Special Limitations

                  If this Plan is deemed to be super top heavy for any Plan Year, the limitations set forth in Section 11.1(c) shall be applied by substituting 1.0 for 1.25 in applying Sections 415(e)(2)(B) and 415(e)(3)(B) of the Internal Revenue Code; provided, that this Section 14.5 shall not apply to any individual for as long as there are: (a) no additional employer contributions, employee contributions, or forfeitures allocated to such individual's account under this or any other qualified defined contribution plan maintained by an Employer or any Related Company, and (b) no additional accruals for such individual under any qualified defined benefit plan maintained by an Employer or any Related Company. The limitations set forth in the preceding sentence shall also apply if this Plan is deemed to be top heavy (but not super top heavy) for any Plan Year, unless the defined benefit plan or plans provide that the accrued benefit derived from employer contributions of each participant who is a non-key employee, when expressed as an annual retirement benefit, is not less than the applicable percentage of the participant's average compensation for years in the testing period. For purposes of this Section 14.5, the terms "annual retirement benefit," "applicable percentage," and "testing period" shall have the following meanings:

                  (i) "annual retirement benefit" shall mean a benefit payable annually in the form of a single life annuity (with no ancillary benefits) beginning at the normal retirement age under the plan;

                  (ii)     "applicable percentage" shall mean the lesser of:
                           (a) 3 percent multiplied by the number of years of service with the employer, or (b) 20 percent plus one percent for each year for which such plan is taken into account under Section 416(h)(2) of the Internal Revenue Code (but not to exceed 30 percent). For these purposes, "years of service with the employer" shall be determined under the rules of paragraphs
                           (4), (5) and (6) of Section 411(a) of the Internal Revenue Code, and shall mean years of service completed during a plan year beginning after December 31, 1983 during which the plan was top heavy; and

                  (iii) "testing period" shall mean the period of consecutive years (not exceeding 5) during which the participant had the greatest aggregate compensation from the employer. For these purposes, compensation paid to a participant in plan years commencing prior to January 1, 1984, or after the last plan year during which the plan was top heavy, shall not be considered.


14.6     Special Topheaviness Rules

                  (a) For purposes of determining the present value of the cumulative accrued benefit for any employee, or the amount of any account of any employee, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan during the 5-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group.

                  (b) If any individual has not performed services for an Employer at any time during the 5-year period ending on the determination date, any accrued benefit for such individual (and the account balances of such individual) shall not be taken into account for purposes of this Section 14.

                                   SECTION 15

                            Miscellaneous Provisions


15.1     ERISA

                  (a) Any person or persons may serve in more than one fiduciary capacity with respect to the Plan.

                  (b) The Administrative Committee, the Investment Committee, and the Board of Directors of the Company shall be "named fiduciaries" with respect to the Plan; however, their responsibilities as such shall be limited to the performance of those duties specifically assigned to them hereunder. Neither the Board of Directors, the Investment Committee, nor the Administrative Committee shall have any responsibility for the performance of any duty not specifically so assigned, except to the extent required by applicable law.

                  (c) The Board of Directors, the Investment Committee, and the Administrative Committee may allocate their responsibilities hereunder among themselves or to any other named fiduciaries, and may delegate such responsibilities to persons who are not named fiduciaries; however, neither the Board of Directors, the Investment Committee, nor the Administrative Committee shall allocate or delegate any responsibility provided for herein involving the management or control of all or any part of the assets of the Plan, other than the power to appoint an investment manager. The allocation or delegation of any fiduciary responsibility shall be in writing, and shall become effective upon the written acceptance thereof by the person or persons to whom such responsibilities are allocated or delegated.


15.2     Delegation of Authority by an Employer

                  Whenever an Employer under the terms of this Plan is permitted or required to do or perform any act, it shall be done or performed by the Board of Directors of the Employer, or by any person or persons thereunto duly authorized by the articles of incorporation, by-laws, or Board of Directors of the Employer.

15.3     Applicable Law

                  This Plan shall be construed according to ERISA and, to the extent not inconsistent therewith, the laws of the State of Illinois, except that nothing in this Section 15.3 shall be construed as placing any restriction upon the right of the Company or any Employer acting pursuant to the Plan to take any action or to incur any liability which it is authorized to take or incur under its articles of incorporation or by-laws or under the laws of the State in which it is incorporated, except to the extent that the same are superseded by applicable federal law.


15.4     Legal Actions

                  In any action or proceeding involving the Plan, or any property constituting part or all thereof, or the administration thereof, no Employee, former Employee, Beneficiary, or any other person having or claiming to have an interest in this Plan shall be necessary parties and no such person shall be entitled to any notice or process, except to the extent required by applicable law. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have any interest in this Plan.

                           CONTRIBUTION SCHEDULE NO. 1

                  The following provisions of this Contribution Schedule shall constitute a part of the Tribune Company Defined Contribution Retirement Plan (the "Plan") as contemplated by Section 3.1 thereof, and shall apply to those Participants in the Plan who are Covered Employees of the following Contributing
Employers:

Contributing Employers:
----------------------

                  WLVI, Inc.

Scheduled Matching Percentage (Plan Section 3.1(b)):
---------------------------------------------------

                  Twenty-five percent (25%).


Matched Salary Reduction Amount (Plan Section 3.1(b)):
-----------------------------------------------------

                  For any calendar month with respect to a Covered Employee of a Contributing Employer designated above, that portion of his Salary Reduction Amount for that calendar month which is based on his Compensation from that Contributing Employer and which does not exceed four percent (4%) of his Compensation paid by that Contributing Employer during that calendar month.


Basic Contribution (Plan Section 3.1(c)):
----------------------------------------

                  For any calendar quarter with respect to a Covered Employee of a Contributing Employer designated above, an amount equal to two percent (2%) of his Compensation paid by that Contributing Employer during that calendar quarter.


General:
-------

                  The terms used in this Contribution Schedule which are defined in the Plan shall have the same meanings assigned to them for purposes in the Plan.

                  The provisions of this Contribution Schedule shall be effective as of the Restatement Effective Date.

                                  SUPPLEMENT A

                            Coverage of Employees of
                             Chicago Tribune Company
                            Employed as Electricians



                  1. Introduction. Effective as of January 1, 1986, Chicago
                     ------------
Tribune Company, a wholly owned subsidiary of Tribune Company, established the Plan for the benefit of its employees (other than Leased Employees) employed as electricians who were members of Local 134 of the International Brotherhood of Electrical Workers. The Plan was then known as the Chicago Tribune Tax Deferred Investment Plan for Electricians. Effective as of July 11, 1993, that union was decertified as the collective bargaining representative of the electricians employed by Chicago Tribune Company, and since that date the electricians employed by Chicago Tribune Company have not been members of a collective bargaining unit and have not been "Covered Employees" on whose behalf any contributions have been made or permitted under the Plan, but participants' account balances arising from contributions made prior to that date have continued to be maintained. Effective as of July 1, 1994, sponsorship of the Plan was assumed by Tribune Company, and Chicago Tribune Company became an Employer under the Plan.

                  2. Participation. An Employee of Chicago Tribune Company who
                     -------------
would otherwise be an Eligible Employee in accordance with the provisions of
Section 1.1(l) of the Plan, shall not be an Eligible Employee during any period in which he is not both (A) employed as an electrician and (B) covered by a collective bargaining agreement to which Chicago Tribune Company is a party and during the negotiation of which retirement benefits were the subject of good faith bargaining, and which provides for his participation in the Plan.

                                  SUPPLEMENT B

                  Coverage of Eligible Employees of WLVI, Inc.



                  1.  Introduction.  Effective as of the Restatement Effective
                      ------------
Date, WLVI, Inc. adopted the Plan, and became a Contributing Employer under the Plan, for the benefit of its Eligible Employees. The purpose of this Supplement B is to set forth special provisions which shall apply with respect to Eligible Employees of WLVI, Inc.

                  2.  Participation.  An Eligible Employee of WLVI, Inc. will
                      -------------
become a Covered Employee on the Restatement Effective Date (i) for purposes of Salary Reduction Amounts and Matching Contributions under Section 3.1 if he was a participant (or was eligible to participate but had not yet made a cash-or-deferred election) under the Gannett 401(k) Savings Plan immediately prior to becoming an Employee of an Employer or Related Company, and (ii) for purposes of Basic Contributions under Section 3.1 if he was a participant in the Gannett Retirement Plan immediately prior to becoming an Employee of an Employer or Related Company.

                  3. Service. Except as otherwise required by law, in the case
                     -------
of an Eligible Employee who was an Employee of Gannett Massachusetts Broadcasting, Inc. ("Gannett") immediately prior to April 6, 1994, his Service under this Plan shall be determined by treating his period of employment with Gannett prior to that date as employment with a Related Company, for purposes of determining his eligibility to participate under Section 2.1, his nonforfeitable percentage under Section 7.4, or his right to share in a Contributing Employer's Basic Contributions under Section 3.1.


                                       B-1